                                                                    EXHIBIT 12.1



                    STATEMENT REGARDING CALCULATION OF RATIOS


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
                                                                                YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------------------------
RATIO OF EARNINGS TO FIXED CHARGES:                                 2001       2000       1999       1998        1997
                                                                   ------     ------     ------     ------     -------
                                                                                     ($ in millions)
Earnings (loss) before income taxes ..........................     $201.9     $181.9     $154.7     $ 46.6     $(251.9)

Add:
     Interest Expense ........................................       54.5       71.9       73.8       87.8        29.4
     Portion of rents representative of interest factor ......       24.0       24.4       23.4       17.9        10.6
                                                                   ------     ------     ------     ------     -------

     Earnings (loss) as adjusted .............................      280.4      278.2      251.9      152.3      (211.9)

Fixed charges:
     Interest Expense ........................................       54.5       71.9       73.8       87.8        29.4
     Portion of rents representative of interest factor ......       24.0       24.4       23.4       17.9        10.6
                                                                   ------     ------     ------     ------     -------

     Total fixed charges .....................................     $ 78.5     $ 96.3     $ 97.2     $105.7     $  40.0

RATIO OF EARNINGS TO FIXED CHARGES ...........................       3.6x       2.9x       2.6x       1.4x          --
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Earnings were inadequate to cover fixed charges for the year ended December 31,
1997. The coverage deficiency was $251.9 million.